                            SCHEDULE 14C INFORMATION

                       Information Statement Pursuant to
              Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                         TIFF INVESTMENT PROGRAM, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:
                                                            -------------------
      (5)   Total fee paid:
                           ----------------------------------------------------

[ ]   Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:
                                   --------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
                                                         ----------------------
      (3)   Filing Party:
                         ------------------------------------------------------
      (4)   Date Filed:
                       --------------------------------------------------------

                         TIFF INVESTMENT PROGRAM, INC.

                               FOUR TOWER BRIDGE
                        200 BARR HARBOR DRIVE, SUITE 100
                     WEST CONSHOHOCKEN, PENNSYLVANIA 19428

                                 -------------

                             TIFF Multi-Asset Fund

                                 -------------

                             INFORMATION STATEMENT
                                JANUARY 15, 2008

This Information Statement is being furnished to all persons owning shares ("members") of TIFF Multi-Asset Fund ("Multi-Asset Fund" or the "Fund"), a series of TIFF Investment Program, Inc. ("TIP"), to provide the members with information regarding a new money manager agreement between TIP and Brookfield Redding, LLC (formerly, KG Redding, LLC) ("Brookfield Redding") for Multi-Asset Fund (the "new money manager agreement"). This Information Statement explains why the board of directors of TIP (the "board" or the "directors") approved TIP's entering into the new money manager agreement with Brookfield Redding with respect to Multi-Asset Fund and describes generally the terms of the new money manager agreement. This Information Statement is being delivered to members of record as of January 4, 2008 on or about January 15, 2008.

      The Fund is providing this Information Statement solely for your information as required by an exemptive order issued by the Securities and Exchange Commission (the "SEC"), as described herein. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement consists of two parts:

      PART I contains information relating to Multi-Asset Fund's new money manager agreement, the previous money manager agreement and the advisory agreement (as defined below).

      PART II contains information about TIP, TIFF Advisory Services, Inc. ("TAS" or the "Advisor"), Brookfield Redding, and certain brokerage and other miscellaneous matters.


I.    NEW MONEY MANAGER AGREEMENT BETWEEN TIP AND BROOKFIELD REDDING

Multi-Asset Fund operates in large part on a "multi-manager" basis, which means that its assets are divided into multiple segments, each managed by a different money management firm as money managers to TIP. Brookfield Redding manages a segment of Multi-Asset Fund.

The board has approved the new money manager agreement, the terms and substance of which are identical to the previous money manager agreement. The new money manager agreement has not affected the fee schedule applicable to Brookfield Redding or the aggregate management fees paid by the Fund.

In general, a mutual fund cannot enter into a new advisory agreement, including a money manager agreement such as the new money manager agreement, unless the members of that mutual fund vote to approve the agreement. The Fund, however, has entered into the new money manager agreement without member action pursuant to an exemptive order issued by the SEC (the "Exemptive Order"). The Exemptive Order permits TAS and TIP's funds, subject to board approval, to enter into and materially amend contracts with money managers with respect to each series of TIP without seeking or receiving member approval of those contracts. The Exemptive Order does not apply to the advisory agreement with TIP's investment advisor, TAS, or any amendments to such agreement. This Information Statement is being provided to all members of the Fund as required by one of the conditions of the order.

Description of the Advisory Agreement


TAS acts as the Fund's advisor pursuant to an advisory agreement dated March 31, 1995, as amended (the "Advisory Agreement"). The directors of TIP initially approved the Advisory Agreement at a meeting held on September 13, 1994, and last approved the continuance of the Advisory Agreement at a meeting held on June 11, 2007. The Advisory Agreement was last approved by the shareholders of the Fund by written action of the sole shareholder on March 30, 1995. The purpose of submission of the Advisory Agreement to the sole shareholder was to seek initial shareholder approval of the Advisory Agreement prior to the Fund's commencement of operations on March 31, 1995. Under the Advisory Agreement, TAS manages the investment program of the Fund and performs such duties as the board and TAS agree are appropriate to support and enhance the investment program of the Fund. The Advisory Agreement provides that TAS will seek to achieve the Fund's investment and performance objectives by identifying and recommending to the board independent money managers for the Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers' and the Fund's performance and employing certain risk management and other techniques.


Under the Advisory Agreement, the Fund pays TAS on a monthly basis an annualized fee of 0.20% of the first $500 million of the average daily net assets of the Fund; 0.18% on the next $500 million; 0.15% on the next $500 million; 0.13% on the next $500 million; 0.11% on the next $500 million; and 0.09% on assets exceeding $2.5 billion. For the fiscal year ended December 31, 2007, the Fund paid TAS for its services to the Fund under the Advisory Agreement advisory fees of $3,307,725 (unaudited). The Fund paid directly to the Fund's money managers management fees of $5,188,733 (unaudited).

Previous Money Manager Agreement

Prior to the date of the new money manager agreement, Brookfield Redding managed certain assets of the Fund pursuant to the previous money manager agreement. The directors initially approved the previous money manager agreement at a meeting held on June 10, 2003, and approved an amended fee schedule on March 2, 2004. The board last approved the continuance of the previous money manager agreement at a meeting held on June 11, 2007. Because the Fund operates pursuant to the Exemptive Order, the previous money manager agreement has not been submitted to a vote of members.

The previous money manager agreement provided for money manager fees payable to Brookfield Redding based upon performance. A performance-based fee arrangement specifies a base fee ("floor"), expressed as a percentage of net assets, a maximum fee ("cap") and a fee formula that embodies the concept of a "fulcrum" fee (i.e., a fee midway between the minimum and the maximum). Actual fees paid to the money manager are proportionately related to performance above or below the fulcrum point. The formula is designed to augment the fee if the excess return of the manager's portfolio exceeds a specified level and to reduce the fee if the portfolio's excess return falls below this level. Brookfield Redding's fee formula entails a floor of 50 basis points, a cap of 250 basis points and a fulcrum fee of 150 basis points. The portfolio must earn 500 basis points over the return of the Morgan Stanley REIT Index in order for the Brookfield Redding to earn the fulcrum fee (i.e., 150 basis points).

For the fiscal year ended December 31, 2007, the money manager fees paid to Brookfield Redding for its services to the Fund under the previous money manager agreement were $938,083 (unaudited).

New Money Manager Agreement

At a meeting held on June 11, 2007, the directors, including the directors who are not "interested persons" (the "independent directors") of TIP, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), approved the continuance of the previous money manager agreement for Brookfield Redding to act as a money manager for the Fund.

In August, KG Redding, LLC informed TAS that its parent company, Redding Management Inc. ("RMI"), had entered into an agreement to be acquired by Brookfield Asset Management ("Brookfield") in a transaction that was effective on November 16, 2007. RMI was merged into a wholly-owned U.S. subsidiary of Brookfield and KG Redding, LLC subsequently changed its name to Brookfield Redding, LLC.


Brookfield's acquisition of RMI constituted a change of control of KG Redding, LLC and an "assignment" of the previous money manager agreement. Under the terms of the previous money manager agreement, and as required under the provisions of the 1940 Act, an assignment of the previous money manager agreement resulted in the termination of such agreement.


After analyzing the transaction and potential impact on the Fund, TAS recommended to the directors that Brookfield Redding continue to serve as a money manager of the Fund following the closing date of the transaction. Thus, upon the recommendation of TAS and after considering a variety of factors (as described below under "Consideration of New Money Manager Agreement by the Board"), the directors voted on September 17, 2007, to approve the new money manager agreement effective upon the closing of the transaction.

The terms of the new money manager agreement, including the fee schedule, are identical to those of the previous money manager agreement. The table below sets forth the money manager fee rate payable to Brookfield Redding under the previous money manager agreement and the money manager fee rate payable to Brookfield Redding under the new money manager agreement


--------------------------------------------------------------------------------
  MONEY MANAGER FEE RATE PAYABLE TO          MONEY MANAGER FEE RATE PAYABLE TO
BROOKFIELD REDDING UNDER THE PREVIOUS         BROOKFIELD REDDING UNDER THE NEW
       MONEY MANAGER AGREEMENT                    MONEY MANAGER AGREEMENT
--------------------------------------------------------------------------------
Performance-based fee formula with a       Performance-based fee formula with a
floor of 50 basis points, a cap of         floor of 50 basis points, a cap of
250 basis points and a fulcrum fee of      250 basis points and a fulcrum fee of
150 basis points. The portfolio must       150 basis points. The portfolio must
earn 500 basis points over the return      earn 500 basis points over the return
of the Morgan Stanley REIT Index in        of the Morgan Stanley REIT Index in
order for the Brookfield Redding to        order for the Brookfield Redding to
earn the fulcrum fee.                      earn the fulcrum fee.
--------------------------------------------------------------------------------
Because the fee is performance-based       Because the fee is performance-based
rather than asset-based, there are         rather than asset-based, there are
no economies of scale if the asset         no economies of scale if the asset
size of the account is increased           size of the account is increased
beyond the level mentioned above.          beyond the level mentioned above.
--------------------------------------------------------------------------------


Consideration of New Money Manager Agreement by the Board


At a meeting held on September 17, 2007, the directors, including the independent directors, approved the new money manager agreement. In considering this action, the directors noted that in connection with their annual review of the Fund's advisory arrangements (the "Annual Review"), on June 11-12, 2007, they had approved the continuation of the previous money manager agreement (which, as discussed above, is identical in terms and substance to the new money manager agreement) for another one-year term commencing July 1, 2007. In connection with the Annual Review, the board had requested and considered a wide range of information of the type they regularly consider when determining whether to continue a fund's money manager agreement as in effect from year to year. A discussion of the board's consideration of the previous money manager agreement at the June 2007 meeting was included in TIP's semi-annual report for the period ended June 30, 2007. In approving the new money manager agreement, the directors considered the information provided and the factors considered in connection with the Annual Review, as well as such other information as they considered appropriate. In considering the new money manager agreement, the board noted that TAS, the Fund's Advisor, had recommended the approval of the new money manager agreement, having concluded that it would be in the best interest of the Fund to do so. They also considered additional information provided by TAS and by Brookfield Redding.

The board considered a number of additional factors in evaluating the new money manager agreement with Brookfield Redding. The board considered information describing the transaction and Brookfield; the expected corporate structure of, and anticipated changes at, Brookfield Redding following the transaction; the key benefits of the transaction identified by Brookfield Redding; and other information deemed relevant. It was noted that the existing management and investment team would continue with Brookfield Redding after the transaction and that no changes in staffing, operations, or investment strategies or processes were expected to occur as a result of the transaction. The key benefits of the transaction were identified as: (i) similar investment philosophy and business culture; (ii) retention of key investment professionals; (iii) enhanced resources and brand recognition; (iv) infrastructure investment capabilities and expertise; and (v) reduction in key man risk and succession issues. In addition, it was noted that the terms of the proposed new money manager agreement, including the fee schedule, were identical to the terms of the existing money manager agreement. The board also noted the information received at regular meetings throughout the year related to the services rendered by Brookfield Redding concerning the management of the Fund's affairs. The board's evaluation of the services provided by Brookfield Redding took into account the board's knowledge and familiarity gained as board members, including the scope and quality of Brookfield Redding's investment management capabilities. The board concluded that, overall, it was satisfied with the nature, extent, and quality of the services currently being provided, and expected to be provided following the transaction, by Brookfield Redding.


The board based its evaluation on the material factors presented to it at this meeting and discussed above, including: (i) the terms of the agreement; (ii) the reasonableness of the money manager fees in light of the nature and quality of the money manager services provided and any additional benefits received by Brookfield Redding in connection with providing a service to the Fund; (iii) the nature, quality, cost, and extent of the services performed by Brookfield Redding; (iv) the overall organization and experience of Brookfield Redding; and (v) the nature and expected effects of the transaction with Brookfield. In arriving at its decision, the board did not single out any one factor or group of factors as being more important than the other factors, but considered all of these factors together. Based upon its review, the board concluded that the new money manager agreement was reasonable, fair, and in the best interests of the Fund and its members, and that the fees provided in such agreement were fair and reasonable. In the board's view, approving the new money manager agreement was desirable and in the best interests of the Fund and its members.

After carefully considering the information summarized above and all factors deemed to be relevant, the directors, including the independent directors, unanimously voted to approve the new money manager agreement for the Fund. Prior to a vote being taken to approve the new money manager agreement, the independent directors met separately in executive session to discuss the appropriateness of the agreement. In their deliberations with respect to these matters, the independent directors were advised by their independent legal counsel. The independent directors weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the review of investment advisory contracts. The independent directors concluded that the new money manager agreement was reasonable, fair, and in the best interests of the Fund and its members, and that the fees provided in such agreement were fair and reasonable.

Description of the New Money Manager Agreement

A copy of the new money manager agreement is set forth as APPENDIX A to this Information Statement. The following description of the new money manager agreement is qualified in its entirety by reference to the full text of the agreement as set forth in APPENDIX A.


The new money manager agreement, which took effect as of November 16, 2007, requires Brookfield Redding to manage the investment and reinvestment of designated assets of the Fund, subject to the supervision of TAS. The new money manager agreement provides that the Fund shall compensate Brookfield Redding based upon performance. Its fee formula entails a floor of 50 basis points, a cap of 250 basis points and a fulcrum fee of 150 basis points. The portfolio must earn 500 basis points over the return of the Morgan Stanley REIT Index in order for the Brookfield Redding to earn the fulcrum fee. As of November 30, 2007, the net assets of the Fund were approximately $2 billion.


The new money manager agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually in conformity with the requirements of the 1940 Act. The new money manager agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the SEC that may address the applicability of such requirements in the case of the Fund. The new money manager agreement may be terminated without payment of any penalty by (a) the Fund, if a decision to terminate is made by the board of directors of TIP or by a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act), or (b) by Brookfield Redding, in each case with at least 30 days' written notice from the terminating party and on the date specified in the notice of termination. The new money manager agreement will terminate automatically in the event of its "assignment," as defined in the 1940 Act.

The new money manager agreement provides that Brookfield Redding shall not be liable to the Fund, TIP, or TAS for any error of judgment, but Brookfield Redding shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Brookfield Redding in providing services under the new money manager agreement or from reckless disregard by Brookfield Redding of its obligations and duties under the new money manager agreement.

II.   OTHER INFORMATION

Information about TIP

TIP is a no-load, open-end management investment company that seeks to improve the net investment returns of its members by making available to them a series of investment vehicles, each with its own investment objectives and policies. TIP was incorporated under Maryland law on December 23, 1993, and consists of four mutual funds at present: TIFF Multi-Asset Fund, TIFF International Equity Fund, TIFF US Equity Fund, and TIFF Short-Term Fund. The mutual funds are available primarily to foundations, endowments, other 501(c)(3) organizations, and certain other non-profit organizations.

Information about TAS


TAS is the investment advisor to the TIP mutual fund family (the "funds"). TAS's principal offices are at Four Tower Bridge, 200 Barr Harbor Drive, Suite 100, West Conshohocken, Pennsylvania 19428. TAS seeks to achieve the funds' investment and performance objectives in large part by identifying and recommending to the board independent money managers for each of the funds, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers' and funds' performance, and employing certain risk management and other techniques. The money managers are responsible for day-to-day investment decisions for that portion of the funds' assets allocated to them. Each money manager specializes in a particular market sector or utilizes a particular investment style. A money management firm may serve as a money manager to more than one of the funds. For all funds, TAS may invest a substantial portion of the funds' assets in futures, contracts, derivative investments, duration investments, and other securities and other financial instruments in accordance with each of the funds' objectives, policies, and restrictions.


Information about Brookfield Redding


Brookfield Redding is located at 71 South Wacker Drive, Suite 3400, Chicago, Illinois 60606-2841. Brookfield Redding was a wholly owned subsidiary of Redding Management, Inc. As of December 31, 2007, Brookfield Redding had responsibility for $3.2 billion in assets under management. Kim Redding (CEO and Portfolio Manager) and Jason Baine (Vice President and Portfolio Manager) have been portfolio managers with Brookfield Redding since 2001 and have managed assets for the Fund since 2003. As of November 16, 2007, Brookfield Asset Management indirectly acquired 100% of Redding Management Inc.'s stock. Redding Management, Inc. was subsequently merged into Brookfield Redding, Inc., which is a wholly-owned subsidiary of Brookfield Investment Management, Inc., which is in turn a wholly-owned subsidiary of Brascan (US) Corporation. Brascan
(US) Corporation is a wholly-owned subsidiary of Brascan US Holdings, Inc., which is a wholly-owned subsidiary of Brookfield. Brookfield, headquartered in Toronto and New York, is a global asset manager focused on property, power, and other infrastructure with assets under management in excess of $85 billion. Brookfield is publicly listed on the New York Stock Exchange and the Toronto Stock Exchange.

Brookfield Redding is not an investment advisor to any other registered investment company with a similar investment objective to Multi-Asset Fund.


The following persons are officers and control persons of Brookfield Redding and are located at 71 South Wacker Drive, Suite 3400, Chicago, Illinois 60606-2841:


      Kim G. Redding, Chief Executive Officer
      Nicholas D. Tannura, President
      Jason S. Baine, Vice President
      Dianne R. Staples, Chief Financial Officer
      Joseph T. Sommer, Chief Compliance Officer


Certain Brokerage Matters

When selecting brokers or dealers TAS and the money managers are authorized to consider the "brokerage and research services," as defined in Section 28(e) of the Securities Exchange Act of 1934, provided to TIP's funds, to TAS, or to the money manager. TAS and the money managers may cause TIP's funds to pay a commission to a broker or dealer who provides such brokerage and research services which is in excess of the commission another broker or dealer would have charged for effecting the transaction. TIP, TAS, or the money manager, as appropriate, must determine in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided. Reasonableness will be viewed in terms of that particular transaction or in terms of all the accounts over which TAS or the money manager exercises investment discretion.

Interests of Directors and Officers of the Funds

No directors or officers have any substantial interest, direct or indirect, by security holdings or otherwise, in the new money manager agreement with Brookfield Redding. No director or officer purchased or sold securities of Brookfield Redding or Brookfield during 2007. No director or officer of the Fund is an officer, employee, director, general partner or shareholder of Brookfield Redding or Brookfield.

Information Regarding the Service Providers to the Funds

Custodian, Administrator, Fund Accounting Agent, Transfer Agent, Registrar, and Dividend Disbursing Agent. State Street Bank & Trust Company (formerly Investors Bank & Trust Company) ("State Street"), 200 Clarendon Street, Boston, MA 02116, serves as the custodian of the funds' assets as well as their administrator, fund accounting agent, transfer agent, registrar, and dividend disbursing agent. As custodian, State Street may employ sub-custodians outside the United States.

Distributor. Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, WI 53202 serves as the distributor of the funds' shares.

Chief Compliance Officer Services and other Administrative Services. William E. Vastardis serves as TIP's chief compliance officer in accordance with the terms of an engagement letter between TIP and Vastardis Compliance Services, LLC ("VCS"). An affiliate of VCS, Vastardis Fund Services, LLC ("VFS"), provides certain administrative services to TIP. VCS and VFS are located at 41 Madison Avenue, 30th Floor, New York, NY 10010.

Outstanding Shares and Significant Shareholders


As of December 21, 2007, the Fund had the following number of shares outstanding:


--------------------------------------------------------------------------------
                                            NUMBER OF SHARES OUTSTANDING AND
       TITLE OF CLASS                               ENTITLED TO VOTE*
--------------------------------------------------------------------------------
      MULTI-ASSET FUND                           126,942,754.585 shares
--------------------------------------------------------------------------------
* Each dollar of net asset value is entitled to one vote.


As of December 21, 2007, the following members owned of record or beneficially 5% of the shares of common stock of the Fund:

--------------------------------------------------------------------------------
                      NAME AND ADDRESS OF      AMOUNT AND NATURE OF   PERCENT OF
 TITLE OF CLASS        BENEFICIAL OWNER          BENEFICIAL OWNER        CLASS
--------------------------------------------------------------------------------
MULTI-ASSET FUND   Saint Joseph's University   8,371,272.379 shares      6.59%
                   5600 City Avenue
                   Philadelphia, PA 19131
--------------------------------------------------------------------------------
      TOTAL                                    8,371,272.379 shares      6.59%
--------------------------------------------------------------------------------

The TIP funds are designed primarily for foundations, endowments, other 501(c)(3) organizations, and certain other non-profit organizations. Accordingly, as of December 21, 2007, the directors and officers of TIP as a group owned less than 1% of the outstanding shares of the Fund.

To the knowledge of the funds', the independent directors and their immediate family members did not own, beneficially or of record, securities of Brookfield Redding or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor of the funds.


Annual and Semi-Annual Reports


The funds' annual report for the fiscal year ended December 31, 2006, and semi-annual report for the period ended June 30, 2007, were previously distributed to members. THE FUNDS WILL FURNISH, WITHOUT CHARGE, AN ADDITIONAL COPY OF ITS ANNUAL OR SEMI-ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, OR SEMI-ANNUAL PERIOD ENDED JUNE 30, 2007, TO ANY MEMBER REQUESTING SUCH REPORTS. An additional copy of the funds' semi-annual and annual reports may be obtained, without charge, by contacting TIP by mail, telephone or email using the contact information below or visiting the Securities and Exchange Commission's website at www.sec.gov, copies of annual and semi-annual reports are available without charge.


                               Four Tower Bridge
                        200 Barr Harbor Drive, Suite 100
                          West Conshohocken, PA 19428
                                 1-800-984-0084
                                  www.tiff.org

       Electronic mail inquiries: Services offered by TIFF: info@tiff.org
             Member-specific account data: memberservices@tiff.org

                       WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                     APPENDIX A
                            MONEY MANAGER AGREEMENT

      This Agreement is between the TIFF Investment Program, Inc. ("TIP"), a Maryland Corporation, for its TIFF Multi-Asset Fund, and such other of its Funds as TIP and the Manager (as defined below) may agree upon from time to time (the "Fund"), and KG Redding, LLC, a registered investment adviser under the Investment Advisers Act of 1940 (the "Manager") and is effective as of November 16, 2007 (the "Effective Date").

                                    RECITALS

      TIP is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      The Fund wishes to retain the Manager to render advisory services to the Fund and the Manager is willing to render those services.

      The parties therefore agree as follows:

1.    MANAGED ASSETS

      The Manager will provide investment management services with respect to assets placed with the Manager on behalf of the Fund from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the "Managed Assets." The Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.

2.    APPOINTMENT AND POWERS OF MANAGER; INVESTMENT APPROACH

      (a) Appointment. TIP, acting on behalf of the Fund, hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the requirements described in Section 3(a).

      (b) Powers. Subject to the supervision of the board of directors of TIP and subject to the supervision of TIFF Advisory Services, Inc. ("TAS") as Investment Adviser to the Fund, the Manager shall direct investment of the Managed Assets in accordance with the requirements of Section 3(a). The Fund grants the Manager authority to:

          (i) acquire (by purchase, exchange, subscription, or otherwise), to hold, and to dispose of (by sale, exchange, or otherwise) securities and other investments;

          (ii) determine what portion of the Managed Assets will be held uninvested; and

          (iii) enter into such agreements and make such representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by Manager of its duties hereunder.

      (c) Power of Attorney. To enable the Manager to exercise fully discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

      (d) Voting. The Manager shall be authorized to vote on behalf of the Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.

      (e) Independent Contractor. Except as expressly authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund, or TAS in any way, or otherwise to be an agent of any of them.

      (f) Reporting. The Manager shall furnish to TIP upon reasonable request such information that TIP may reasonably require to complete documents, reports, or regulatory filings.

3.    REQUIREMENTS; DUTIES

      (a) Requirements. In performing services for the Fund and otherwise discharging its obligations under this Agreement, the Manager shall act in conformity with the following requirements (the "Requirements"):

          (i) the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Fund, if any;

          (ii) TIP's Registration Statement under the 1940 Act and the Securities Act of 1933 on Form N-1A as filed with the Securities and Exchange Commission relating to the Fund and the shares of common stock in the Fund, as such Registration Statement may be amended from time to time (the "Registration Statement");

          (iii) the Manager's Investment Guidelines (appended to this Agreement as Exhibit B), which may be amended from time to time through mutual agreement by TAS and the Manager;

          (iv) written instructions and directions of the board of directors of TIP; and

          (v)   written instructions and directions of TAS.

      (b) Responsibility with Respect to Actions of Others. TIP may place the investment portfolio of each of its funds, including the Fund, with one or more investment managers. To the extent the applicability of, or conformity with, the Requirements depends upon investments made by, or activity of, the managers other than the Manager, the Manager agrees to comply with such Requirements:
(i) to the extent that such compliance is within the Manager's Investment Guidelines; and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law as the Fund may reasonably specify to effect compliance.

      (c) Responsibility with Respect to Performance of Duties. In performing its duties under this Agreement, the Manager will act solely in the interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account.

4.    RECORDKEEPING AND REPORTING

      (a) Records. The Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Fund's request. Upon termination of this Agreement, the Manager shall promptly return records that are the Fund's property and, upon demand, shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this Section 4(a) as the Fund may request. The Manager may retain copies of records furnished to the Fund.

      (b) Reports to Custodian. The Manager shall provide to the Fund's custodian (the "Custodian") and to Fund, on each business day, information relating to all transactions concerning the Managed Assets.

      (c) Other Reports. The Manager shall render to the board of directors of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request.

5.    PURCHASE AND SALE OF SECURITIES

      (a) Selection of Brokers. The Manager shall place all orders for the purchase and sale of securities on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. In Manager's selection of such brokers, Manager may take into consideration the broker's commission rates or principal spreads, research capabilities, executions, reliability, efficiency and other factors. In addition, subject to the approval of TAS and compliance with
Section 28(e) of the Securities Exchange Act of 1934, as amended, in evaluating the best overall terms available, the Manager may consider the brokerage and research services provided to the Fund and to the Manager. The Fund shall be responsible for all brokerage fees and costs. Neither the Manager nor any of its officers, employees, or any of its "affiliated persons", as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the Fund other than the management fees provided for in Section 6 hereof.

      (b) Aggregating Orders. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of Fund as well as other advisory funds of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other funds.

      (c) The Custodian. All Managed Assets, including cash and equivalents, shall be held by the Custodian. The Manager shall not be liable to the Fund for any action or omission of Custodian; provided, however, that where the Custodian's act or omission is required by, and taken in reliance upon, improper instructions given to the Custodian by a properly authorized representative of the Manager, the Manager shall be liable for the act or omissions of the Manager. "Properly authorized" shall mean those representatives of the Manager who are authorized, pursuant to the Fund's custody agreement with the Custodian, to give instructions to the Custodian under such custody agreement. The Fund agrees to be responsible for any custodial fees.

6.    MANAGEMENT FEES; EXPENSES

      (a) Management Fees. Exhibit A attached hereto sets out the fees to be paid by the Fund to the Manager by the tenth business day of the following month in connection with this Agreement. The applicable fee rate will be applied to the average daily net assets (gross of expenses except custodian transaction charges) of the Managed Assets, computed as described in the Fund's Registration Statement, pursuant to this Agreement.

      (b) Expenses. The Manager shall furnish at its own expense all office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. The Manager shall not have responsibility for calculating the Net Asset Value of the Fund's portfolio, but must daily review the pricing of the Managed Assets. The Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and brokerage services; and (iii) taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund.

7.    NON-EXCLUSIVITY OF SERVICES

      The Manager is free to act for its own account and to provide investment management services to others. The Fund acknowledges that the Manager and its officers and employees, and the Manager's other funds, may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired or disposed of under this Agreement for the Fund. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another fund. Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the Manager's affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to the Fund.

8.    LIABILITY

      The Manager shall not be liable to the Fund, TIP, or TAS for any error of judgment, but the Manager shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by the Manager in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement. The Fund agrees to indemnify and hold the Manager harmless against all damages, costs and expenses, including reasonable attorney's fees, incurred by it in the course of any threatened or actual litigation, arbitrations or administrative proceedings brought by a shareholder, beneficiary, governmental agency or any other person pertaining to the Managed Assets or otherwise relating to this Agreement; provided, however, that the Fund shall not be liable in any such case to the extent that, in the final judgment of a court of competent jurisdiction, it is adjudicated that (i) the Manager's action or omission was not prudent or otherwise violated the provisions of this Agreement or applicable law, or (ii) the Manager's action or omission constituted willful misfeasance, bad faith, or gross negligence with respect to, or reckless disregard of, the Manager's obligations and duties under this Agreement.

9.    REPRESENTATIONS AND UNDERTAKINGS

      (a) The Manager hereby confirms to the Fund that the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

      (b) The Manager represents that it complies in all material respects with all applicable laws, both federal and state.

      (c) TIP hereby confirms to the Manager that it has full power and authority to enter into this Agreement and that the execution of this Agreement on behalf of the Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.

      (d) TIP acknowledges receipt of the Manager's Form ADV and Commodity Trading Advisor (CTA) Disclosure Document (if applicable).

      (e) TIP represents that TIP and the Fund are in material compliance with all applicable state and federal securities laws and regulations.

      (f) To facilitate the Manager's fulfillment of its obligations under this Agreement, TIP undertakes the following:

          (i) TIP will promptly provide the Manager with amendments or supplements, if any, to TIP's prospectus or Statement of Additional Information applicable to the Managed Assets;

          (ii) TIP will promptly notify the Manager expressly in writing of changes, if any, in the fundamental and non-fundamental investment policies of the Managed Assets; and

          (iii) TIP will promptly provide the Manager with guidelines and procedures, if any, applicable to the Manager or the Managed Assets adopted from time to time by the board of directors of TIP and will promptly provide the Manager copies of any amendments thereto.

10.   TERM

      This Agreement shall continue in effect for a period of two (2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated without the payment of any penalty, by (a) the Fund, if a decision to terminate is made by the board of directors of TIP or by a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act), or (b) by the Manager, in each case with at least 30 days' written notice from the terminating party and on the date specified in the notice of termination.

      This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

11.   AMENDMENT

      Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund.

12.   NOTICES

      Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered in writing or sent by fax or three days after mailing registered mail postage prepaid as follows:

Fund:     TIFF Investment Program, Inc.
          c/o TIFF Advisory Services, Inc.
          Four Tower Bridge
          200 Barr Harbor Drive, Suite 100
          W. Conshohocken, PA  19428
          Fax:  610.648.8080

Manager:  KG Redding, LLC
          71 South Wacker Drive
          Suite 3400
          Chicago, IL  60606-2841
          Fax:  312.377.8299

      Each party may change its address by giving notice as herein required.

13.   SOLE INSTRUMENT

      This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

14.   COUNTERPARTS

      This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

15.   APPLICABLE LAW

      This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the Effective Date specified in the first paragraph of this Agreement.


On behalf of the Fund by the            KG Redding, LLC
TIFF Investment Program, Inc.


/s/ Richelle S. Maestro                 /s/ Kim G. Redding
------------------------------------    ----------------------------------------
Signature                               Signature

Richelle S. Maestro / VP                Kim G. Redding, CEO
------------------------------------    ----------------------------------------
Print Name/Title                        Print Name/Title

                                  EXHIBIT A TO
                        MONEY MANAGER AGREEMENT BETWEEN
                   KG REDDING, LLC AND TIFF MULTI-ASSET FUND

                                FEE CALCULATION

COMPENSATION*

      As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to this Agreement, the Fund will pay to the Manager a monthly fee according to the following formula:

      100 bps + 0.20 x (Excess Return - 250 bps); floor = 50 bps, cap = 250 bps

FEE SCHEDULE*

      The Manager will earn a fee equal to 1/12 of the formula set forth in "Compensation" above based on (i) the previous 12 calendar months' (starting on the first day and ending on the last day in such 12-month period) excess performance times (ii) the average daily assets for the previous 12 months (such average to be calculated with respect to the 12-month period that begins 1 day prior to the first day, and ends 1 day prior to the last day, of the 12-month period described in clause (i)).

      *This new Agreement has been entered into following a termination resulting from an assignment of the previous agreement between the parties, dated as of June 10, 2003, as amended March 10, 2004, and shall not be considered an early termination under the provisions of the previous agreement. The compensation and fee schedule that were in effect at the time of the termination of the previous agreement and the compensation and fee schedule set forth herein are identical, and the fees payable to the Manager hereunder shall be calculated using the applicable measuring periods as though there was no termination.

CERTAIN DEFINED TERMS

      "Excess Return" shall mean the return of the Manager that exceeds the return of the benchmark.

      "Managed Assets" shall mean the portion of the Fund's assets allocated to the Manager.

EARLY TERMINATION

      If the Manager ceases to render services hereunder at any time, the Manager shall be entitled to a fee for services rendered hereunder for the period for which it has not yet received compensation equal to 50 bps (if termination is by the Manager) or 75 bps (if termination is by the Fund) based on the average daily Managed Assets for the period, on or about the tenth day of the month following the month in which the Manager ceased to render services.

                                  EXHIBIT B TO
                        MONEY MANAGER AGREEMENT BETWEEN
                   KG REDDING, LLC AND TIFF MULTI-ASSET FUND

                        MANAGER'S INVESTMENT GUIDELINES

Investments for the Managed Assets will be concentrated primarily in real estate related securities, including securities of companies whose principal activities include development, ownership, construction, management or sale of real estate in the United States or Canada. It is currently anticipated that Manager will invest the Managed Assets primarily in shares of real estate investment trust ("REITs"). REITs are generally classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs generally invest the majority of their assets in real property and derive their income primarily from rents. Mortgage REITs generally invest the majority of their assets in loans secured by real estate and derive their income primarily from interest payments. Hybrid REITs generally combine the characteristics of Equity and Mortgage REITs. Manager intends to invest primarily in Equity REITs. Manager may invest from time to time in: (i) Mortgage or Hybrid REITs; and (ii) other real estate industry companies.

Manager shall have sole and complete discretion over the investment and reinvestment of the Managed Assets from time to time; provided, however, that not more than 15% of the Managed Assets (determined based upon market values at the time of purchase) shall be invested in securities of any one issuer and not more than 10% of the Managed Assets (determined based upon market values at the time of purchase) shall be invested in cash or cash equivalents.

If, at any time after the purchase of securities, the Fund is not in compliance with the foregoing restrictions due to fluctuating market values, subsequent transactions, or any other cause, Manager shall, as soon as reasonably practicable and prudent, rebalance the Managed Assets to bring the same into compliance with such restrictions. There will be no sector limitations within the real estate securities market.